Exhibit 4(i)

The Commonwealth of Massachusetts
KEVIN H. WHITE
Secretary of the Commonwealth
STATE HOUSE, BOSTON, MASS.

RESTATED ARTICLES OF ORGANIZATION
General Laws, Chapter 156B. Section 74

      This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws. Chapter 156B. Section 114. Make check payable to the Commonwealth of Massachusetts.

We, SUMNER M. GERSTEIN              , President and
CHARLES D. POST                               , Clerk of
THE GREEN SHOE MANUFACTURING  COMPANY
(Name of Corporation)
located at 960 Harrison Avenue, Boston, Massachusetts do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on February 28, 1967, by vote of 1,113,546 shares of Common Stock out of 1,387,672 shares outstanding.
                   (Class of Stock)
 ............. shares of ........... out of ........... shares outstanding, and
                      (Class of Stock)
 ............. shares of ........... out of ........... shares outstanding.
                      (Class of Stock)

whereby at least two-thirds of each class of stock outstanding and entitles to vote and of each class or series of stock of such adversely affected thereby.

1. The name by which the corporation shall be known is:

THE GREEN SHOE MANUFACTURING COMPANY

2. The purposes for which the corporation is formed are as follows:

To carry on a general manufacturing, processing, research and wholesale and retail merchandising business, and in general to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the Massachusetts General Laws.


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3. The total number of shares and the per value,  if any, of each class of stock which the corporation is authorized to issue is as follows:
                    WITHOUT PAR VALUE               WITH PAR VALUE

CLASS OF STOCK     NUMBER OF SHARES        NUMBER OF SHARES         PAR VALUE

Preferred               None               1,000,000                   $1

Common                  None               2,000,000                   $3


4. If more then one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See continuation sheets 4.A through 4.E



5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None

6. Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for an voluntary dissolution, or for limiting, defining, or regulating the powers of the directors or stockholders, or of any class of stockholders:

See continuation sheets 6.A and 6.B

If there are no such provisions, state ANone@.


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                                      4.A

      A. Common Stock

      There are two classes of stock, Common Stock having a par value of $3 per share, and Preferred Stock having no par value. The outstanding shares of Common Stock are fully paid and non-assessable. Upon liquidation, dissolution or winding up of the affairs of the Corporation the assets of the Corporation remaining after provision for the rights of holders of securities having preference to the Common Stock and for payment of creditors shall be distributed pro rata solely among holders of the Common Stock. Except as otherwise provided in these Articles, each outstanding share of Common Stock shall be entitled to one vote at all meetings of stockholders. Dividends may be declared upon and paid to the holders of the Common Stock by the Board of Directors out of funds legally available therefor. The holders of Common Stock have no pre-emptive rights.

      B. Preferred Stock

      I. The Preferred Stock may from time to time be divided into and issued in one or more series. The different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Board of Directors as provided in Section II hereof. In all other respects all shares of Preferred Stock shall be identical.

      The Preferred Stock may be issued from time to time by authority of the Board of Directors for such consideration as from time to time may be fixed by vote of the Board of Directors providing for the issues of such stock.

      II. The Board of Directors is hereby expressly authorized, subject to the provisions of these Articles, to establish one or more series of Preferred Stock and, with respect to each series, to fix and determine by vote providing for the issue of such series:

      (a) the number of shares to constitute such series and the distinctive designation thereof;

      (b) the dividend rate on the shares of such series and the dividend payment dates;

      (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the redemption prices


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                                     4.B

which the shares of such series shall be entitled to receive and the terms and manner of redemption;

      (d) the preferences, if any, and the amounts which the shares of such series shall be entitled to receive and all other special or relative rights of the shares of such series, upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, this Corporation;

     (e) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied for redemption of such shares and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (f) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of this Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated in such vote;

     (g) whether or not the shares of such series shall have voting rights, and, if so, the conditions under which the shares of such series shall vote as a separate class; and

     (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series.

      III. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors but only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rates fixed by the Board of Directors for the respective series and no more, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in

                                          4.C

subsection II(b) (hereinafter referred to as Adividend@ dates@). Until all accrued dividends on all series of Preferred Stock shall have been declared and set apart for payment through the last preceding dividend date set for all such series, no cash payment or distribution shall be made to holders of any other class of stock of this Corporation. Dividends on shares of Preferred Stock of any series shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. No dividend shall be declared and set apart for payment an any series of Preferred Stock in respect of any dividend period unless there shall likewise be declared and set apart for payment on all shares of Preferred Stock of each series at the time outstanding dividends as would be payable on the said shares through the last preceding dividend date if all dividends were declared and paid in full. Nothing herein contained shall be deemed to limit the right of the Company to purchase or otherwise acquire at any time any shares of its capital stock; provided that no shares of capital stock shall be purchased or redeemed at any time when accrued dividends on any series of Preferred Stock remain unpaid for any period to and including the last preceding dividend date.

      For purposes of these Articles, and of any vote fixing the terms of any series of Preferred Stock, the amount of dividends Aaccrued@ on any share of Preferred Stock of any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends Aaccrued@ on any share of Preferred Stock of any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount computed, on the basis of 360 days per annum, for the period after such last preceding dividend date to and including the date as of which the calculation is made at the annual dividend rate fixed for the shares of such series.

      IV. Upon the dissolution of, or upon any distribution of the assets of, this Corporation, before any payment or distribution of the assets of this Corporation (whether capital or surplus) shall be made to or set apart for any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such dissolution of, or distribution of the assets of, this Corporation fixed by the Board of Directors for the respective series as provided in subsection II(d), and shall be entitled

                                          4.D

to no further payment. If upon any such dissolution or distribution, the assets of this Corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of this Corporation, the merger or consolidation of this Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a dissolution of, or a distribution of the assets of, this Corporation, for the purpose of this Section IV.

     V. In the event that and during the period in which the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, this Corporation from time to time may redeem all or any part of the outstanding shares of such series at the redemption price and upon the terms and conditions fixed by the Board of Directors a provided in subsection II(c) (the sum so payable upon any redemption of Preferred Stock being herein referred to as the Aredemption price@); provided, that not less than 30 days previous to the date fixed for redemption notice of the time and place thereof shall be mailed to each holder of record of the shares so to be redeemed at his address as shown by the records of this Corporation; and provided further, that in the case of redemptions of less than all of the outstanding shares of any series of Preferred Stock the shares to be redeemed shall be chosen by lot or in such equitable manner as may be prescribed by the Board of Directors. At any time after notice of redemption shall have been mailed as above provided but before the redemption date, this Corporation may deposit the aggregate redemption price in trust with a bank or trust company in New York, New York; Boston, Massachusetts; or any other city in which this Corporation shall at that time maintain a transfer agency with respect to any class of its stock, having capital, surplus and undivided profits of at least $5,000,000, and named in such notice. Upon the making of such deposit, or if no such deposit is made then upon such redemption date (unless this Corporation shall default in making payment of the redemption price), holders of the shares of Preferred Stock called for redemption shall cease to be stockholders with respect to such shares notwithstanding that any certificate for such shares shall not have been surrendered and thereafter such shares shall no longer be transferable on the books of this Corporation and such holders shall have no interest in or claim against this

                                     4.E

Corporation with respect to said shares, including but not limited to the right to vote, except the right (a) to receive payment of the redemption price upon surrender of their certificates, or (b) to exercise on or before the date fixed for redemption the rights, if any, not theretofore expiring, to convert the shares so called for redemption into, or to exchange such shares for, shares of stock of any other class or classes or of any other series of the same class or any other class or classes of stock of this Corporation. Any fund deposited in trust as aforesaid which shall not be required for such redemption, because of the exercise of any right of conversion subsequent to the date of such deposit or otherwise, shall be returned to this Corporation forthwith. This Corporation shall be entitled to receive from any such bank or trust company the interest, if any, allowed on any moneys deposited pursuant to this Section, and the holders of any shares so redeemed shall have no claim to any such interest. Any funds so deposited by this Corporation and unclaimed at the end of five years from the date fixed for such redemption shall be repaid to this Corporation upon its request, after which repayment the holders of such shares who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of this Corporation, but only for a period of two years from the date of such repayment (after which all rights of the holders of such shares as unsecured creditors or otherwise shall cease), for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to this Corporation, but shall in no event be entitled to any interest.

      In order to facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books of this Corporation to be closed as to the shares to be redeemed.

     VI. Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any retirement or sinking fund provisions with respect to any series of Preferred Stock., shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

                                     6.A

Article 6A.  Inter-Company Dealings

     In the absence of bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that the contract or transaction is (a) with one or more of its officers, directors, stockholders or employees, (b) with a person who is in any way interested in this Corporation or (c) with a corporation, organization or other concern in which an officer, director, stockholder or employee of this Corporation is an officer, director stockholder, employee or in any way interested; and in the absence of bad faith or gross negligence, no officer, director, stockholder or employee of this Corporation shall be liable to this Corporation, to a stockholder or creditor thereof or to any other person for any loss incurred by reason of such contract or transaction or be accountable for any gains or profits realized as a result of such contract or transaction; and the provisions of this paragraph shall apply notwithstanding the fact that the presence of a director or stockholder with whom a contract or transaction is made or entered into or who is an officer, director, stockholder or employee or a corporation, organization or other concern with which a contract or transaction is made or entered into or who is in any way interested in such contract or transaction, was necessary to constitute a quorum at the meeting of directors or stockholders at which such contract or transaction was authorized and/or whose vote was necessary for the adoption of such contract or transaction.

Article 6B.  Indemnification

     1. Except as provided in Paragraphs 2 and 3, each Officer of this Corporation (and his heirs or personal representatives) shall be indemnified by this Corporation against all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of his serving or having served as an Officer of this Corporation or, at the request of this Corporation, as an Officer of any other organization in which this Corporation owns shares or of which it is a creditor.

     2. No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjucated in any Proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

                                     6.B

     3. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

     4. For the purposes of this Article,

             (a) AOfficer@ means any person who serves or has served as a director or in any other office filled by election or appointment by the Stockholders or the Board of Directors or, in the case of an organization other than a corporation, by an equivalent body;
             (b) AProceeding@ means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

             (c) AExpenses@ means any liability fixed by a judgment, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

     5. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

Article 6C.  Stockholders= Meetings

           Meetings of Stockholders of the Corporation may be held anywhere in the United States.
Article 6D.  By-Law Amendment
           The By-Laws of this Corporation may provide that the directors (as well as the stockholders) may make, amend or repeal the By-Laws in whole or in part to the extent permitted by law, subject to the limitations contained in such By-Laws.

Article 2, by substituting new purposes for the Corporation; Articles 3 and 4, by creating a new class of Preferred Stock of the Corporation and by describing the Common Stock; and Article 6, by substituting new Indemnification provisions and by adding provisions with respect to Stockholders= Meetings and By-Law Amendment.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
28th  day of February    in the year 1967.
/s/ .............President
/s/..............Clerk

RECEIVED
FEB 28 1967
CORPORATION DIVISION
SECRETARY=S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS
RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B. Section 74)
     I hereby approve the within stated articles of organization and, the filing fee in the amount of $625.00 having been paid, said articles are deemed to have been filed with me this twenty-eighth day of February, 1967.
/s/Kevin H. White
KEVIN H. WHITE
Secretary of the Commonwealth
State House     Boston, Mass.

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT
TO Russell G. Simpson, Esquire
 Goodwin, Procter & Hoar
84 State Street
Boston, Massachusetts

A TRUE COPY ATTEST
/S/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
SECRETARY OF STATE
DATE 5-24-83   CLERK   BS


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The Commonwealth of Massachusetts
John F. X. Davoren
Secretary of the Commonwealth
State House    Boston, Mass.

ARTICLES OF
MERGER OF PARENT AND SUBSIDIARY CORPORATIONS Pursuant to General Laws, Chapter 156B, Section 82

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the meeting of the board of directors at which the merger is voted. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Arnold Hiatt and Russell G. Simpson President and Clerk of The Green Shoe Manufacturing Company Name of Corporation organized under the laws of Massachusetts and herein called the parent corporation, do hereby certify as follows:

1. That the subsidiary corporation(s) to be merged into the parent corporations are/is as follows:
Name                        State of                          Date of
                            Organization                      Organization

GSR Shoe Corporation        Massachusetts                      3/13/69

2. That the parent corporation owns at least ninety per cent of the outstanding shares of each class of the stock of each subsidiary corporation to be merged into the parent corporation.

Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and duties.

4. That at a meeting of the directors of the parent corporation held on August 13 1970, the following vote pursuant to (a) of General Laws, Chapter 156B,
Section 82, was duly adopted:

VOTED: That GSR Shoe Corporation, which is a Massachusetts corporation engaged in a business similar or incidental to the business in which this Corporation is authorized to engage and of which this Corporation owns all of the capital stock issued and outstanding, be merged with and into this Corporation pursuant to the provisions of Section 82 of Chapter 156B of the Business Corporation Law, as amended; and that said merger be and become effective upon the filing with the Secretary of the Commonwealth of Massachusetts of the appropriate form of Articles of Merger required by law; and further

VOTED: That the proper officers and directors of this Corporation be, and they hereby are, authorized and directed to execute, acknowledge and deliver any and all documents, certificates or other instruments and to do any and all things necessary or appropriate in their discretion to carry out the intent and purposes of the foregoing vote.

NOTE: Votes for which the space provided above is not sufficient should be sent out on continuation sheets to be numbered 2A. 2B. etc. Continuation sheets must have a left-hand margin 1 inch wide for binding. Only one side should be used.

5. The effective date of the merger as specified in the vote set out under Paragraph 4 is upon filing with the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF and the penalties of perjury we have hereto signed our names this 13th day of August.

/s/Arnold Hiatt      President

/s/Russell G. Simpson   Clerk

Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and duties.

RECEIVED
AUG 1 1970
CORPORATION DIVISION
SECRETARY=S OFFICE

COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
(General Laws, Chapter 156B, Section 82)
      I hereby approve the within articles of merger of parent and subsidiary corporations and, the filing fee in the amount of $25.00 having been paid, said articles are deemed to have been filed with me this 19th day of August, 1970. /s/John F. X. Davoren
Secretary of the Commonwealth
State House, Boston, Mass.

Mr. Averill Laundon
Goodwin, Procter & Hoar
28 State St.
Boston 02109

copy mailed: 8-21-70

A TRUE COPY ATTEST
/s/Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
SECRETARY OF STATE
DATE 3-24-83     CLERK BS

The Commonwealth of Massachusetts
JOHN F. X. DAVOREN
Secretary of the Commonwealth STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT
General Laws, Chapter 156B. Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Arnold Hiatt          ,  President and
Russell G. Simpson    , Clerk of

THE GREEN SHOE MANUFACTURING COMPANY
         (Name of Corporation)

located at 960 Harrison Avenue, Boston, Massachusetts do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on March 22, 1972, by vote of 1,100,367 shares of Common Stock out of 1,413,757 shares outstanding, and
                    (Class of Stock)
19,580 shares of Convertible Preferred Stock out of 22,820 shares outstanding.
                       (Class of Stock)
being at least a majority of each class outstanding and entitled to vote thereon.

CROSS OUT
INAPPLICABLE
CLAUSE

VOTED: To amend the Restated Articles of Organization of this Corporation, as heretofore amended, by changing this Corporation=s name from AThe Green Shoe Manufacturing Company@ to AThe Stride Rite Corporation@ said amendment to become effective as of the close of business on Friday, March 24, 1972.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
22nd day of March, in the year 1972.

/s/Arnold Hiatt     President
/s/Russell G. Simpson    Clerk

RECEIVED
Mar 22 1972
CORPORATION DIVISION
SECRETARY=S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $25.00 having been paid, said articles are deemed to have been filed with me this 22nd day of March 1972. Effective Date March 24, 1972

/s/John F. X. Davoren

JOHN F. X. DAVOREN
Secretary of the Commonwealth
State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF AMENDMENT TO BE SENT
Averill Laundon, Esq.
Goodwin, Procter & Hoar
28 State Street
Boston, Massachusetts 02109

A TRUE COPY  ATTEST
/s/Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
SECRETARY OF STATE
DATE  3/29/3     CLERK   BS
Copy Mailed           Picked up
3-22-72

                        The Commonwealth of Massachusetts

                          Secretary of the Commonwealth
                            State House Boston, Mass.

                                   ARTICLES OF

                 MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
              PURSUANT TO GENERAL LAWS, CHAPTER 156B, SECTION 82

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the meeting of the board of directors at which the merger is voted. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.
      .

We, Arnold Hiatt and Russell G. Simpson, President and Clerk of The Stride Rite Corporation
              name of corporation

organized under the laws of the Commonwealth of Massachusetts and herein called the parent corporation, do hereby certify as follows:

1. That the subsidiary corporation (xx) to he merged into the parent corporations XXX is as follows:
                              State of                      Date of
        Name                  Organization                  Organization

The Orange Shoe Corporation   Massachusetts                 April 8, 1969






2. That the parent corporation owns at least ninety per cent of the outstanding shares of each class of the stock of each subsidiary corporation to be merged into the parent corporation.


*Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and duties.

4. That at a meeting of the directors of the parent corporation held on August 9, 1973 the following votes pursuant to subsection (a) of General Laws, Chapter 156B, Section 82, are duly adopted:


VOTED: That effective August 31, 1973, after the close of business on that date, this Corporation merge, and hereby does merge into itself its wholly-owned subsidiary, The Orange Shoe Corporation, & Massachusetts corporation, this Corporation thereby acquiring; all the property and assuming all the liabilities of said The Orange Shoe Corporation.

VOTED: That this Corporation submit Articles of Merger of Parent and Subsidiary Corporations to The Secretary of the Commonwealth of Massachusetts pursuant to
Section 82 of the Business Corporation Law of Massachusetts, setting forth the votes of the Directors of this Corporation to merge said The Orange Shoe Corporation into itself, the effective date of said merger and any other necessary or desirable matters, and that the President and the Clerk of this Corporation be, and each of them hereby is, authorized for and in behalf of its name to execute, seal with the corporate seal, and submit to the Secretary of the Common-wealth of Massachusetts said Articles of Merger of Parent and Subsidiary Corporations which, upon the effective date of said merger, shall be deemed to be an amendment to the Articles of Organization of this Corporation.

VOTED: That the President, any Vice President, the Clerk and the Treasurer be and each of them hereby is authorized for and in the name of this Corporation to execute, seal with the corporate seal, deliver and file any and all confirmatory or further documents and instruments in connection with or rising out of the transactions authorized by the foregoing votes.


  NOTE: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch wide for binding. Only one side should be used.

The effective date of the merger as specified in the vote set out under Paragraph 4 is August 31, 1973

IN WITNESS WHEREOF and the penalties of perjury we have hereto signed our names this _________ day of AUGUST 1973

   /s/ Arnold Hiatt ,President
   /s/ Russell G. Simpson ,Clerk

The inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and duties.

                          COMMONWEALTH OF MASSACHUSETTS

           ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS

                     (General Law, Chapter 156B, Section 82)


I hereby approve the within articles of merger of parent and subsidiary corporations and, the filing fee in the amount of $ having been paid, said article are deemed to have been filed with me this 13th  day of August, 1973


Secretary of the Commonwealth
/s/ John Davorin
 State House, Boston, Mass.

Ronald G. Simpson, Esq.
Goodwin, Proctor & Hoar
          28 State Street
          Boston, Massachusetts 02109     523-5700








TRUE COPY ATTEST


/s/ Michael Joseph Connelly
Michael Joseph CONNOLLY
SECRETARY OF STATE

CLERK

                        The Commonwealth of Massachusetts
      PAUL GUZZI

                          Secretary of the Commonwealth
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION  NO. 04-1399290

                              ARTICLES OF AMENDMENT

                      General Laws Chapter 156B, Section 72

This Certificate must be submitted to the secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment The fee for filing this certificate is prescribed by general Laws. Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

      Arnold Hiatt      ,President/ and
      Russell G. Simpson      ,Clerk


                           THE STRIDE RITE CORPORATION
                              (Name of Corporation)



Located at      960 Harrison Avenue, Boston, Massachusetts

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on April 12, 19 78 . by vote of
    2,209,325 shares of Common out of 3,045,004 shares outstanding.
                                (Class of Stock)

being at least two thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.

Text of Amendment

Article 6E.  Voting Requirement for Mergers and Consolidations.

The vote of two-thirds of each class of stock of the Corporation outstanding and entitled to vote on any proposed agreement of merger or consolidation shall be necessary for the approval of such agreement. except for any merger or consolidation for which no stockholder vote is required by statute. If any such agreement would adversely affect the rights of any class of stock of the Corporation, the vote of two-thirds of such class, voting separately, shall also be necessary for the approval of such agreement.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
      24th  day of  April     , In the year 1978.





                                             /s/ Arnold Hiatt     ,President
                                             /s/ Russell G. Simpson
                                ,Clerk/Assistant

THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $50.00 having been paid, said articles are deemed to have been filed with me this 27th day of April, 1978.
      $     /',I

/s/ Paul Guzzi



                                   PAUL GUZZI
                          Secretary of the Commonwealth
                            State House Boston, Mass.







TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF AMENDMENT TO BE SENT

TO:

Eric P. Geller
Goodwin, Procter & Hoar
28 State Street Boston, Mass.
Telephone    523-5700
Copy Mailed May 1, 1978

                        The Commonwealth of Massachusetts
       MICHAEL JOSEPH CONNOLLY
Secretary of State

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION  NO. 04-1399290

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Mike check payable to the Commonwealth of Massachusetts.
We, Arnold Hiatt,       ,President/and
   Russell G. Simpson,        ,Clerk/

The Stride Rite Corporation
(Name of Corporation)
located at        Five Cambridge Center, Cambridge, Massachusetts 02142


do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on January 31, 1983, by vote of

2,383,705 shares of Common Stock out of 3,168,865 shares outstanding,
                  (Class of Stock)
 ............shares of ............ out of ............ shares outstanding, and
                    (Class of Stock)
 ............shares of ............ out of ............ shares outstanding,
                    (Class of Stock)

being at least a majority of each class outstanding and entitled to vote thereon:

CROSS OUT
INAPPLICABLE
CLAUSE

To amend the Restated Articles of Organization of the Company to increase the number of authorized shares of Common Stock, $1.00 par value, by 11,000,000 shares, to a total of 15,000,000 shares, with such additional shares to be issuable in the discretion of the Board of Directors of the Company.

For amendments adopted pursuant to Chapter 156B, Section 70. For amendments adopted pursuant to Chapter 156B, Section 71. Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least I inch for binding Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:
                                             1,000,000
                                             shares preferred
                                             4,000,000         with par value
                                             Shares common

The total amount of capital stock already authorized is
                                             shares preferred,
                                                               without par value
                                                                   shares common



                                             shares preferred
                                                               with par value
                                             11,000,000
                                             shares common

The amount of additional capital stock authorized is
                                             shares preferred
                                                               without par value
                                                                   shares common

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify. in accordance with the vote adopting the amendment a later effective date not more than thirty days after such filing. in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
      3lst  day of  January         , in the year 19 83

/s/ Arnold Hiatt        PRESIDENT
/s/ Russell G. Simpson        CLERK

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)
I hereby approve the within articles of amendment and, the filing fee in the amount of $ 5,500.00 having been paid said articles are deemed to have. been filed with me this 31st day of ,1983.


/s/ MICHAEL JOSEPH CONNOLLY
MICHAEL JOSEPH CONNOLLY
Secretary of State
              TO BE FILLED IN BY CORPORATION
              PHOTO COPY OF AMENDMENT TO BE SENT
TO:           F. Beirne Lovely, Jr., Esquire
               Goodwin, Procter & Hoar
              28 State Street
Boston, Massachusetts 02109

Telephone   (617) 523-5700

The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION NO. 04-1399290

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

              We,  Arnold Hiatt     ,President/and
              Marcia C. Morris      ,Clerk/ of


                           The Stride Rite Corporation
(Name of Corporation)


        located at  Five Cambridge Center, Cambridge, Massachusetts 02142

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on April 7, 1987, by vote of 5,259,977 shares of Common out of 7,534,067 shares outstanding
               (Class of Stock)


being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:

For amendment: adapted pursuant to Chapter 156B, Section 70.
For amendments adapted pursuant to Chapter 1565, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

                            NO PAR VALUE        WITH PAR VALUE     PAR
KIND OF STOCK    NUMBER OF SHARES    NUMBER OF SHARES   VALUE

COMMON

PREFERRED

CHANGE the total to:
                 NO PAR VALUE        WITH PAR VALUE     PAR
KIND OF STOCK    NUMBER OF SHARES    NUMBER OF SHARES   VALUE

COMMON

PREFERRED

Text of Amendment:


Article 6F.  Liability of Directors.

A director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Massachusetts Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article 6F by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.



The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
seventh     day of      April       , in the year 1987
      /s/ Arnold Hiatt        ,President
      /s/ Marcia C. Morris          ,Clerk

THE COMMONWEALTH OF MASSACHUSETTS


ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $ 75.00 having been paid, said articles are deemed to have been filed with me this 8th

day of April      , 1987.





/s/ MICHAEL JOSEPH CONNOLLY
MICHAEL JOSEPH CONNOLLY
Secretary of Stare








TO BE FILLED IN BY CORPORATION
PHOTO COPY OF AMENDMENT TO BE SENT

TO: Marcia C. Morris, Esq.
The Stride Rite Corporation
Five Cambridge Center
Cambridge, Massachusetts 02142
Telephone   (617) 491-8800
    Copy Mailed

                        The Commonwealth of Massachusetts


OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
                   ONE ASHBURTON PLACE, BOSTON, MASS. 02108

 FEDERAL IDENTIFICATION NO. 04-1399290

                CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 26
We,         Arnold Hiatt                 ,President/and
            Marcia C. Morris             ,Clerk/of


THE  STRIDE RITE CORPORATION
                              (Name of Corporation)
located at Five Cambridge Center, Cambridge, Massachusetts 02142 do hereby certify that at a meeting of the directors of the corporation held on July 2, 1987 , the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:


(see continuation sheets)

NOTE: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must hive a left-hand margin 1 inch wide for binding and shall be 8 1/2" x 11". Only one side should be used.

VOTED, that a new series of Preferred Stock of the Corporation is hereby created, pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, and that the designation and amount of the series of Preferred Stock and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock@ and the number of shares constituting such series shall be 80,000.

Section 2.  Dividends and Distributions.
(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior

                                           2A

Participating Preferred Stock. In the event the Corporation shall at any time after July 2, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were out-standing immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above imme diately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall accumulate on outstanding shares of Series A Junior Participating Preferred Stock from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:















                        2B

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the out-standing Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders 6f the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a Adefault period@) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provide that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any,









                          2C
to increase in certain cases, the authorized number of Directors shall be exercised unless the holders of one-third in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Clerk of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten












                        2D
percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v). Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors. (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.














                                     2E

             (d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


Section 4.  Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

            ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;











                               2F

            (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $160 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Initial Series A Liquidation Payment"). Following the payment of the full amount of the Initial Series A Liquidation Payment, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of








                                    2G
shares of Common Stock shall have received an amount per share (the ACommon Adjustment") equal to the quotient obtained by dividing (i) the Initial Series A Liquidation Payment by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Initial Series A Liquidation Payment and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively; and the shares of Series A Junior Participating Preferred Stock shall be entitled to no further preference.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Initial Series A Liquidation Payment and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in


















                                    2H
each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     Section 8.  Redemption.  The outstanding shares of Series
A Junior Participating Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale














                                     2I
prices of the Common Stock during the 30 day period immediately preceding the date before. the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the Payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Restated Articles of Organization of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                  2J



IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
        second    day of July       in the year 1987.
        /s/ Arnold Hiatt      ,President/
        /s/ Marcia C. Morris        ,Clerk/

THE COMMONWEALTH OF MASSACHUSETTS

Certificate of Vote of Directors Establishing
A Series of a Class of Stock

(General Laws, Chapter 156B, Section 26)

I hereby approve the within  certificate  and, the filing fee in the amount of $
75.00 having been paid, said certificate is hereby filed this 2nd day of July, 1987.


/s/ MICHAEL JOSEPH CONNOLLY
                             MICHAEL JOSEPH CONNOLLY
Secretary of State




TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF CERTIFICATE TO BE SENT


TO:

   Marcia C. Morris, Esq.

The Stride Rite Corporation
Five Cambridge Center
Cambridge, Massachusetts 02142
Telephone    (617) 491-8800

                        The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION  NO. 04-1399290

                              ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

   We, Michael Rayden         ,President/and
   Marcia C. Morris     ,Clerk/of

The Stride Rite Corporation
                              (Name of Corporation)

located at  Five Cambridge Center, Cambridge, Massachusetts 02142

   do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on December 2, 1987, by vote of 5,721,0 8 shares of Common out of, 485,635 shares outstanding,
                       (Class of Stock)

being at least a majority of each class outstanding and entitled to vote thereon:

CROSS OUT
INAPPLICABLE
CLAUSE

To amend the Restated Articles of Organization of the Corporation to increase the number of authorized shares of Common Stock from 15,000,000 to 50,000,000 shares, to split the issued Common Stock two-for-one and to reduce the par value of the authorized Common Stock from $1.00 per share to .50 per share.

For amendment, adopted pursuant to Chapter 156B, Section 70. For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient. additions shall be set forth on separate 8 1/ x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:
The total presently authorized is:
KIND OF STOCK                    NO PAR VALUE   WITH PAR VALUE    PAR
                                  NUMBER OF SHARES           NUMBER OF SHARES
                                 VALUE

COMMON                                          15,000,000        $1.00

PREFERRED                                       1,000,000   $1.00
CHANGE the total to:
KIND OF STOCK                    NO PAR VALUE   WITH PAR VALUE    PAR
                                  NUMBER OF SHARES           NUMBER OF SHARES
                                 VALUE
COMMON                                          50,000,000        $.50

PREFERRED                                       1,000,000   $1.00

THE COMMONWEALTH OF MASSACHUSETTS


ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $17,500.00 having been paid, said articles are deemed to have been filed with me this 16th day of December, 1987.




/s/Michael J Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State







TO BE FILLED IN BY CORPORATION
PHOTO COPY OF AMENDMENT TO BE SENT

TO:   Marcia C. Morris, Esq.
The Stride Rite Corporation
Five Cambridge Center
          7th Floor
Cambridge, Massachusetts 02142
Telephone (617) 491-8800

Copy Mailed

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing. in which event the amendment will become effective on such later date. IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
      sixteenth   day of December         , in the year 1987
      /s/Michael Rayden       President/
      /s/Marcia C Morris        Clerk/

        The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF AMENDMENT         FEDERAL IDENTIFICATION
General Laws, Chapter 1 56B, Section 72           No.  04-1399290

We            Ervin R. Shames                   , President/ and
        Suzanne M. Zabitchuck           , Assistant Clerk of
The Stride Rite Corporation
(EXACT Name of Corporation)
located at:  Five Cambridge Center, Cambridge, MA 02142
                 (MASSACHUSETTS Address of Corporation) do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: _________ Three (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby) of the Articles of Organization were duly adopted at a meeting held on Dec. 2
   1991, by vote of:


______________ shares of Common Stock out of ____________ shares outstanding, type, class & series, (if any)
type, class & series, (if any)
type, class & series, (if any)

   CROSS OUT      being at least a majority of each type, class or series
outstanding and entitled to vote
   INAPPLI-       thereon: - 1
   CABLE
   CLAUSE                       I,

To amend the Restated Articles of Organization of the Corporation to increase the number of authorized shares of Common Stock from 50,000,000 to 135,000,000 shares, to split the issued Common Stock two-for-one and to reduce the par value of the authorized Common Stock from $.50 per share to $.25 per share.

1 For amendments adopted pursuant to Chapter 156B, Section 70.

2 For amendments adapted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item an this form is insufficient, additions shall be set forth an separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:
       WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE
      STOCKS
       TYPE     NUMBER OF SHARES      TYPE       NUMBER OF SHARES    PAR VALUE
COMMON                                COMMON:    50,000,000            $.50

PREFERRED                             PREFERRED:  1,000,000           $1.00



CHANGE the total authorized to:

       WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
      TYPE     NUMBER OF SHARES       TYPE       NUMBER OF SHARES    PAR VALUE
COMMON:                               COMMON:      135,000,000        $.25

PREFERRED:                            PREFERRED:     1,000,000       $1.00

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE: December 3, 1991



IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 2nd day of December, In the year 19 91.

/s/Ervin R. Shames       , President

Ervin R. Shames

/s/Suzanne M. Zabitchuck     , Assistant Clerk
Suzanne M. Zabitchuck

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72




I hereby approve the within articles of amendment and, the filing fee in the amount of $85,000.00 having been paid, said articles are deemed to have been filed with me this 3rd day of December 1991. 1991.




                              /s/Michael J Connolly

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State








TO BE FILLED IN BY CORPORATION


PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT




TO:    David J. Kramer, Associate Counsel
The Stride Rite Corporation
Five Cambridge Center

Cambridge, MA 02142
   Telephone:     617-491-8800